UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES
EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 12, 2015

FLIR SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

OREGON	0-21918	93-0708501
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

27700 SW Parkway Avenue
Wilsonville, Oregon 97070
(503) 498-3547
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Effective August 12, 2015, the Board of Directors of FLIR Systems, Inc. (the “Company”) appointed Amit Singhi, 50, as Senior Vice President, Finance and Chief Financial Officer of the Company. A press release announcing the appointment is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Prior to his appointment as Senior Vice President, Finance, and Chief Financial Officer of the Company, Mr. Singhi was an employee of Ford Motor Company from August 1994 to August 2015, most recently as Controller of Ford Motor Company’s Global Customer Service Division (Aftermarket Parts & Services) since April 2015. Previously, Mr. Singhi was Chief Financial Officer of Ford South America from April 2012 to March 2015, Director, Americas Profit Analysis from January 2011 to March 2012, and Controller, Retail/Fleet Marketing & Global Lifecycle Analytics from January 2010 to December 2010. Mr. Singh is a graduate of Indian Institute of Technology, Bombay, University of Michigan (M.S. Electrical Engineering Systems) and University of Michigan-Stephen M. Ross School of Business (M.B.A. Finance & Corporate Strategy).

Pursuant to an employment agreement (the “Employment Agreement”) between the Company and Mr. Singhi dated as of August 12, 2015, Mr. Singhi will be paid an annualized base salary of $425,000 and will be eligible for bonuses and incentive compensation as determined by the Company’s Compensation Committee (the “Committee”) in accordance with the Company’s 2012 Executive Bonus Plan, as in effect from time to time. Mr. Singhi will have an initial annual target bonus level of 80% of his base salary. The Employment Agreement has an initial term ending December 31, 2016, renewing thereafter for successive one-year periods unless either party provides notice of non-renewal as provided therein.

On October 30, 2015, Mr. Singhi will also receive the following equity-based compensation awards: (i) 55,100 stock options, of which 1/3 shall vest on the anniversary date of the grant in each of the years 2016, 2017 and 2018, subject to continued employment, (ii) 23,800 restricted stock units, of which 1/3 shall vest on the anniversary date of the grant in each of the years 2016, 2017 and 2018, subject to continued employment, and (iii) 7,900 performance based restricted stock units, all of which shall vest on May 1, 2018 subject to the achievement of performance criteria contained in the grant agreement and the additional vesting restrictions to be contained in the award agreement to be entered into between the Company and Mr. Singhi.

Pursuant to the Employment Agreement, if the Company terminates the employment of Mr. Singhi without Cause or if Mr. Singhi terminates his employment for Good Reason (as such capitalized terms are defined in the Employment Agreement), he will be entitled to receive continued payments of his base salary in effect at the time of such termination for a period equal to the greater of 12 months or the remaining term of the Employment Agreement, plus a cash severance payment in an amount equal to eighty percent (80%) of his annual base salary, plus a payment equal to the cost of any continued health coverage elected by Mr. Singhi for a period of up to 12 months. In addition, if the Company terminates the employment of Mr. Singhi without Cause or if Mr. Singhi terminates his employment for Good Reason, all equity awards granted to Mr. Singhi will immediately vest. The separation benefits described above are contingent on Mr. Singhi signing a general release of claims in a form satisfactory to the Company. If Mr. Singhi’s employment terminates as a result of his death, Mr. Singhi’s estate or designated beneficiary will be entitled to an amount equal to his annual base salary. The Employment Agreement also provides that Mr. Singhi will be subject to customary noncompete and other restrictive covenants. The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by its full text, which is filed as an exhibit hereto and is incorporated herein by reference.

Pursuant to a change of control agreement (the “Change of Control Agreement”) between the Company and Mr. Singhi, dated as of August 12, 2015, Mr. Singhi is entitled to receive, in the event of a Change of Control (as such term is defined in the Change of Control Agreement) and the termination of his employment by the Company without Cause within 60 days prior to such event or 180 days after such event or by Mr. Singhi for Good Reason within 180 days following such event (as such capitalized terms are defined in the Change of Control Agreement), the following benefits: (a) immediate vesting of any unvested equity awards, (b) a lump-sum payment equal to two hundred percent (200%) of the sum of Mr. Singhi’s annual base salary and target annual incentive compensation in effect as of the day before the Change of Control, and (c) continuation of health benefits for a maximum period of 18 months. If the payment would result in a “parachute payment” within the meaning of Section 280G under the United States Internal Revenue Code, then benefits will be reduced so that the payment would be $1.00 less than the amount that would cause the payments to be subject to excise tax. The change of control benefits described in clauses (b) and (c) above are contingent on Mr. Singhi signing a release of claims in a form satisfactory to the Company. The Change of Control Agreement has an initial term ending December 31, 2016 and will renew for successive one-year periods unless the Company provides notice of non-renewal as provided therein. Severance benefits under the Change of Control Agreement will supersede any rights to severance under other Company plans or agreements, including the Employment Agreement.

The foregoing description of the Change of Control Agreement does not purport to be complete and is qualified in its entirety by its full text, which is filed as an exhibit hereto and is incorporated herein by reference.

In addition, Mr. Singhi will be paid $60,000 to offset the cost of his relocation to Portland, Oregon and Mr. Singhi will receive a monthly car allowance of $1,500.

Item 9.01.    FINANCIAL STATEMENTS AND EXHIBITS

(d)    Exhibits.

Exhibit No.	Description
10.1	Executive Employment Agreement between FLIR Systems, Inc. and Amit Singhi dated as of August 12, 2015.
10.2	Change of Control Agreement between FLIR Systems, Inc. and Amit Singhi dated as of August 12, 2015.
99.1	Press release issued by FLIR Systems, Inc. dated August 12, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized on August 12, 2015.

FLIR SYSTEMS, INC.

By     /s/ Todd M. DuChene
Todd M. DuChene
Senior Vice President, General Counsel and
Secretary